UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2010

01-34219

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2006 Incentive Compensation Plan

At the Annual Meeting of Stockholders of Casual Male Retail Group, Inc. (the “Company”), held on August 5, 2010 (the “Annual Meeting”), the Company’s stockholders approved several amendments to the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”). The amendments to the 2006 Plan included:

•	increasing the total number of shares of common stock authorized for issuance under the plan by 2,500,000 from 3,250,000 to 5,750,000 shares;

•

as a sub-limit under the 2006 Plan, increasing the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights (“SARs”) by 2,500,000 shares;

•	strengthening the language that prohibits repricings and certain exchanges of options and SARs;

•	clarifying that options and SARs can never exceed the maximum 10-year term;

•

definitely stating that dividend equivalents will not be paid in connection with the grant of a performance award until such time as the Company’s Compensation Committee has certified that the performance goals with respect to such performance award have been achieved;

•

clarifying that, to the extent shares are withheld to satisfy a participant’s tax obligations, the cash payment made to satisfy such obligations shall equal the value of the shares withheld from the participant;

•	updating the provision relating to Section 409A of the Code to ensure that awards which may be treated as deferred compensation subject to Section 409A comply with the requirements of Section 409A;

•	clarifying the adjustments that must occur in the event of an “equity restructuring” in order to avoid unintentional financial accounting expense; and

•	clarifying what it means for an award to be considered “assumed or substituted for” in the event of a “change in control”.

In addition, in order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code, the Company’s stockholder’s (i) reapproved the material terms of the 2006 Plan, which includes the employees eligible to receive compensation under the plan, and the business criteria on which performance goals for compensation intended to be exempt from the Section 162(m) deduction limitations may be based; and (ii) amended the 2006 Plan to increase the Section 162(m) –based individual limitations on the amount of certain awards. Specifically, the stockholders approved (i) an increase in the maximum number of shares underlying awards that are not performance units that may be granted to any one participant during any fiscal year to 1,000,000 shares in the aggregate (performance units will not be subject to this cap, but will be subject to the dollar value cap described in clause (ii)) and (ii) an increase in the maximum dollar value that may be earned by any one participant as a performance unit in respect of a performance period of one year to $3,000,000, and the maximum dollar value that may be earned by one participant as a performance unit in respect of a performance period greater than one year to $3,000,000 multiplied by the number of full 12-month periods that are in the performance period.

The Company’s principal executive officer, principal financial officer and its named executive officers, along with the Company’s other employees, officers, directors and consultants, are eligible to participate in the 2006 Plan. The terms of the 2006 Plan provide for grants of stock options, SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, which is included as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2010.

Annual Incentive Plan

On August 4, 2010, the Company’s Compensation Committee approved the Second Amended and Restated Casual Male Retail Group, Inc. Annual Incentive Plan (the “Second Amended and Restated Plan”), pursuant to which the Company’s executives (which includes its “Named Executive Officers”) are eligible to participate. The effectiveness of the Second Amended and Restated Plan was subject to the shareholders of the Company approving the proposed amendments to the 2006 Plan, which are described above under “2006 Incentive Compensation Plan”. As noted above, the shareholders approved the proposed amendments to the 2006 Plan on August 5, 2010 and, accordingly, the Second Amended and Restated Plan became effective at such time.

The Second Amended and Restated Plan was amended to provide that the plan be considered a sub-plan under the 2006 Plan and not a stand-alone plan. As a result, any award granted under the Second Amended and Restated Plan is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code.

Pursuant to the Second Amended and Restated Plan, the Compensation Committee will establish the performance criteria for each plan year. A specified percentage of any award will be paid, dependent upon the performance of the Company as measured against the established performance criteria. The Compensation Committee has the discretion to set a threshold, target and maximum goal for each participant in the Second Amended and Restated Plan and, at the sole discretion of the Compensation Committee, such targets may vary from one participant to another. Any award granted remains subject to a maximum payout of 150% of a participant’s “Target Award,” as defined in the plan.

Under the prior version of the Annual Incentive Plan, the Compensation Committee was restricted to establishing targeted performance goals for Key Executives based on EBITDA, the threshold percentage was fixed and each participant was granted awards based on the achievement of the same targeted performance goals as each other participant.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On August 5, 2010, the Company held its Annual Meeting. The following matters were submitted to the stockholders for consideration:

Proposal 1:

The election of eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Proposal 2:

Approval of an amendment to the 2006 Plan to: (i) increase the total number of shares of common stock authorized for issuance under the plan by 2,500,000 shares; (ii) as a sub-limit under the plan, increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights by 2,500,000 shares; and (iii) clarify and revise certain other provisions.

Proposal 3:

In order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code (i) to re-approve the material terms of the 2006 Plan, which include the employees eligible to receive compensation under the plan, and the business criteria on which performance goals for compensation intended to be exempt from the Section 162(m) deduction limitations may be based, and (ii) to amend the 2006 Plan to increase the Section 162(m)-based individual limitations on the amount of certain awards.

Proposal 4:

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending January 29, 2011.

The Company had 47,700,124 shares of common stock outstanding on June 15, 2010, the record date for the Annual Meeting. At the Annual Meeting, holders of 43,836,366 shares of the Company’s common stock were present in person or represented by proxy. The full voting results are as follows:

(i)	The Company’s stockholders elected eight directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The results of the voting were as follows:

Directors	Votes FOR	Votes AGAINST	Broker Non-Votes
Seymour Holtzman	19,387,959	18,621,899	5,826,508
David A. Levin	19,389,222	18,620,636	5,826,508
Alan S. Bernikow	19,029,666	18,980,192	5,826,508
Jesse Choper	17,981,998	20,027,860	5,826,508
John E. Kyees	37,911,974	97,884	5,826,508
Ward K. Mooney	18,826,386	19,183,472	5,826,508
George T. Porter, Jr.	19,186,605	18,823,253	5,826,508
Mitchell S. Presser	19,029,966	18,979,892	5,826,508

(ii)	The Company’s stockholders approved an amendment to the 2006 Plan to (A) increase the total number of shares of common stock authorized for issuance under the plan, (B) increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights and (C) clarify and revise certain other provisions, as described above under Proposal 2. The results of the voting were as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

26,973,017	10,619,610	417,231	5,826,508

(iii)	The Company’s stockholders re-approved the material terms of the 2006 Plan and approved an amendment to the 2006 Plan to increase the Section 162(m)-based individual limitations on the amount of certain awards as described above under Proposal 3. The results of the voting were as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

36,894,992	1,093,241	21,625	5,826,508

(iv)	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011. The results of the voting were as follows:

Votes FOR	Votes AGAINST	Votes ABSTAINED

42,622,569	1,210,378	3,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/S/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: August 11, 2010